Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Magnera Corporation’s (formerly Glatfelter Corporation) 2024 Omnibus Incentive Plan of our report dated May 8, 2024, with respect to the combined financial statements of Spinco, included in Glatfelter Corporation’s Registration Statement (Form S-4 No. 333-281733) and incorporated by reference in Magnera Corporation’s Current Report on Form 8-K dated November 4, 2024, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana

November 4, 2024